UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2005

RELIANT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16455	76-0655566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Main Street Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 497-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 30, 2005, Reliant Energy, Inc. (“Reliant Energy” or “we”) and Orion Power Holdings, Inc., a subsidiary of Reliant Energy (“Seller”), signed a Purchase and Sale Agreement (“Sale Agreement”) with Astoria Generating Company Acquisitions, L.L.C. (“Buyer”).  Pursuant to the Sale Agreement, Buyer has agreed to buy subsidiaries of Seller that own three electric power generation facilities with a combined summer capacity rating of approximately 2,100 megawatts.  The purchase price, subject to adjustment for changes in assumed working capital and capital expenditures, is $975,000,000.  In connection with the transaction, one of the subsidiaries has sold forward a two-year fixed for floating heat rate option to a financial institution for 1,100 megawatts (in March and April, 2006, 700 megawatts).

The closing of the transaction is subject to customary closing conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the approvals of the Federal Energy Regulatory Commission and the New York State Public Service Commission, and the satisfaction of specified conditions in the Buyer’s commitment letter for debt financing.

Subject to the satisfaction of closing conditions, the transaction is expected to close in the first quarter of 2006.  Reliant Energy expects to record a pre-tax loss of approximately $160 million on the sale in the third quarter of 2005.  For accounting purposes, the New York City assets, along with the debt required to be repaid, will be treated as discontinued operations beginning in the third quarter of 2005.

Madison Dearborn Capital Partners IV, L.P and US Power Generating Company, LLC own the equity interests of Buyer.   Other than in respect of the Sale Agreement, there are no material relationships between the Seller and its affiliates and the Buyer and its affiliates.

The summary description of the transaction is qualified by reference to the Sale Agreement, which is filed as an exhibit to this report.

Item 9.01.  Financial Statements and Exhibits.

(c)                 We have filed the following exhibit with this Form 8-K:

10.1—       Purchase and Sale Agreement dated as of September 30, 2005, by and between Orion Power Holdings, Inc., as Seller, Reliant Energy, Inc., as Guarantor, and Astoria Generating Company Acquisitions, L.L.C., as Buyer

FORWARD-LOOKING INFORMATION

Projections, estimates or assumptions about revenues, income and other future events are called “forward-looking statements.”  In some cases, you can identify forward-looking statements by words like “anticipate,” “estimate,” “believe,” “intend,” “may,” “expect,” or similar words.  Forward-looking statements are not guarantees of future performance.  Actual results may differ from forward-looking statements.  Each forward-looking statement speaks only as of its date and we are under no obligation to update these statements.  For information about factors that could cause our actual results to differ from forward looking statements, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Risk Factors” in Item 7 of our
Form 10-K for the year ended December 31, 2004.

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT ENERGY, INC.
(Registrant)

Date: October 5, 2005	By:	/s/ Thomas C. Livengood
Thomas C. Livengood
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1

Purchase and Sale Agreement dated as of September 30, 2005, by and between Orion Power Holdings, Inc., as Seller, Reliant Energy, Inc., as Guarantor, and Astoria Generating Company Acquisitions, L.L.C., as Buyer